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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2026

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Erie Indemnity Company (the “Company”) announced that Timothy G. NeCastro, its President and Chief Executive Officer, retired November 2, 2026. The Company previously announced that Mr. NeCastro would retire on December 31, 2026. Mr. NeCastro’s retirement date was accelerated for personal reasons.

The Company also announced that Brian W. Bolash has been appointed as Interim President and Chief Executive Officer of the Company effective November 3, 2026. Mr. Bolash, age 61, has served as the Company’s Executive Vice President since January 2022, and served as Secretary and General Counsel since October 2019.

There is no family relationship between Mr. Bolash and any other executive officer or director of the Company and there are no arrangements or understandings between Mr. Bolash and any other person pursuant to which Mr. Bolash was appointed Interim President and CEO of the Company. There are no transactions in which Mr. Bolash has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There were no immediate changes in compensation in connection with the foregoing matters. The Board’s Nominating and Governance Committee continues to work to identify the Company’s next President and CEO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

November 3, 2026	By:	/s/ Jorie L. Novacek

Name: Jorie L. Novacek
Title: SVP and Controller